Exhibit 10.1

INFOSONICS CORPORATION

AMENDMENT NO.1 TO COMMON STOCK PURCHASE WARRANT

                    This amendment (the “Amendment”) is entered into as of June 6, 2006 among

InfoSonics Corporation, a Maryland corporation (the “Company”), and the holder listed on the signature page attached hereto (“Holder”).  Capitalized terms not defined herein shall have the meanings given them in that certain Common Stock Purchase Warrant Agreement dated on or about January 30, 2006 by and between the Holder and the Company (the “Warrant”), and that certain related Securities Purchase Agreement dated as of January 30, 2006 by and between the Holder and the Company.

                    A.  Holder’s representative has notified the Company that the Warrant does not fully protect Holder in the event of a stock split or stock dividend.

                    B.  The Company has declared a stock split in the nature of a stock dividend (“Stock Dividend”) that is payable June 19, 2006 to holders of record as of June 9, 2006 (the “Record Date”).

                    C.  The Company is willing to extend the Holder certain rights set forth herein to provide the Holder (as of the Record Date) the Stock Dividend on the conditions set forth herein.

                    NOW, THEREFORE, the parties agree as follows:

                    1.   Amendment to Section 9(a) of Warrant.  Section 9(a) of the Warrant is hereby restated in its entirety to read as follows:

“9.                    Adjustments

    (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case: (a) the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and (b) the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to the increase in the shares of Common Stock outstanding.  If the number of shares of Common Stock outstanding is decreased by a reverse stock split or other combination of the outstanding shares of Common Stock without the payment of consideration to the holders of those shares, then, following the effective date of the reverse stock split or combination, the Exercise Price shall be proportionately increased and the number of shares of Common Stock issuable on exercise of this Warrant decreased in proportion to the decrease in the number of shares of Common Stock outstanding.”

2.   Effectiveness.  Unless otherwise waived by the Company in its sole discretion, the effectiveness of this Amendment is expressly conditioned on all of the Holders in the Company’s January 30, 2006 financing delivering (i) to the Company a signed copy of this Amendment and (ii) to the Company’s independent auditors a signed copy of the confirmation of rights letter dated June 6, 2006 regarding the Holder’s Warrant, by Thursday June 8, 2006, the day preceding the Record Date.

3.   Holder’s Representation.  Holder represents and warrants to the Company that as of the date of this Agreement, it is the holder of record of the Warrant and the Warrant Shares and that it has not previously transferred, sold or otherwise disposed of or encumbered the Warrant or the Warrant Shares.

4.   Entire Agreement.  This Amendment constitutes an amendment to and a modification of the Warrant.  Except as expressly amended or modified hereby, the Warrant shall continue in full force and effect in accordance with the provisions thereof as of the date hereof and are hereby ratified and confirmed in all respects.

                    IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

INFOSONICS CORPORATION

By:
Jeffrey Klausner, Chief Financial Officer

HOLDER

By:
Its: